LEASING AGREEMENT NO.   010396


Lease made as of this January 26, 1996, by and between KEEN LEASING, INC. OF CARLISLE, PA, HEREINAFTER REFERRED TO AS LESSOR, AND Doughtie's Foods, Inc. A Virginia Corporation hereinafter referred to as "Lessee".

TABLE OF CONTENTS
 (Omitted)

     In consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


     Article I
     Lease

     The Lessor hereby leases to the Lessee and the Lessee hereby leases and hires from the Lessor, all vehicles, and other property described in:

     (A) The schedule or schedules executed by the parties concurrently herewith and made part hereof by reference to this agreement; and

     (B) Any schedule or schedules hereafter executed by the parties hereto and made a part hereof by reference to this agreement.

     All said vehicles and other property described in all said schedules are hereinafter called "the leased vehicles" and all said schedules are hereinafter collectively referred to as "Schedule A".


Article II
Term

     The term of this lease respecting each leased vehicle commences on the date the leased vehicle is delivered to the Lessee and ends at the expiration of the initial lease term as set forth In Schedule A unless extended or sooner terminated as hereinafter provided or as provided in the appropriate Schedule A. All terms and conditions of this agreement shall continue in full force and effect until termination with respect to all leased vehicles shall have taken place as provided herein.


     Article III
     Renewal

     Renewal of this lease shall be accomplished by the execution of a Schedule A upon such conditions with respect to term and rental payments as may be agreed by the parties. In the event renewal conditions cannot be agreed upon by the parties, then termination of this lease shall occur as provided in Article II.


     Article IV
     Option to Terminate

     (A) Subject to the other provisions of this Agreement, Lessee may at any time after twenty-four calender months following date of delivery as listed on Schedule "A" upon ninety (90) days prior written notice to the Lessor, terminate this lease, in accordance with the terms of this lease. Lessor agrees not to terminate this lease unless Lessee is in violation of this lease. For purposes of this agreement, the date of termination shall be the date so specified in the notice or the date when the vehicle is permanently returned to Lessor's place of business, whichever is later.

     (B) In the event Lessee exercises its right of termination, Lessee shall reimburse Lessor on the date of termination or as soon thereafter as the amount can be determined, the amount of all insurance premiums, if any, license, registration, permit, or federal, state or local use charges, whether designated as fees, taxes or otherwise, and personal property taxes on or with respect to terminated vehicles to be paid by Lessor, allocable to the unexpired portion of the term or terms designated in Schedule A for which such premiums, charges and taxes may have been paid or may thereafter be payable by Lessor.

     (C) Termination as to any leased vehicle by either party under this agreement shall not effect this lease as to my other leased vehicle.

     (D) In the event of loss or damage to any leased vehicle, where the cost of repairs to such vehicle is greater then the fair market value of such vehicle after repair, Lessee shall be deemed to have exercised its option to terminate, which termination shall be deemed effective as of the date and time of said loss or damage. Lessor will be deemed to have elected not to sell such vehicle after termination and shall only be entitled to receive the insurance proceeds plus Lessee deductible applicable to such vehicle. In the event that the parties cannot agree as to whether a leased vehicle has suffered loss or damage where the cost of repairs to such vehicle is greater than the fair market value of such vehicle after repair, the parties agree to accept the determination with respect to same as made by the insurance company referred to in Article XII hereof. Lessor agrees to accept fair market value vs Schedule A value where referred to in this paragraph (D) only.


     Article V
     Option of Purchase

     (A) At any time prior to the exercise of its option to terminate this lease with respect to any leased vehicle, Lessee shall have the option to purchase such vehicle for cash or upon terms suitable to Lessor, for an amount computed as follows: The adjusted original value as hereinafter defined on Schedule A, plus all amounts then owed to Lessor with respect to the leased vehicle, less depreciation for the amount set forth in Schedule A.

     (B) If Lessee exercises its right of termination but does not or cannot exercise its option to purchase, then Lessor has the option within thirty (30) days following the date of termination to sell, publicly or privately, any vehicle so terminated. After sale of such vehicle by Lessor, the difference, if any between the sale price (after deducting all costs and expenses of sales and adding any insurance proceeds received by Lessor) and Lessee's purchase price as computed in accordance with the provisions of paragraph (A) of this Article, shall be paid to Lessor by Lessee upon demand. In the event Lessor elects not to sell vehicles which have been terminated by Lessee, then Lessee shall not owe any amounts to Lessor under this Section (B).


     Article VI
     Rental

     (A) Lessee shall pay as rental for each vehicle during the term hereof a sum which shall consist of a fixed rental charge plus mileage charge and, in the case of refrigerated trailers or trucks, an hourly charge as designated in the appropriate Schedule A. Lessee shall pay said fixed rental charge in advance, in the amounts set forth in the appropriate Schedule A, on the first day of each month to Lessor at its address herein set forth or to such other person or organization as Lessor shall designate in writing.

     (B) Rental for the first month of this lease term shall be prorated from the date of delivery. Rental for the final month shall be prorated to the date of termination. The date of termination with respect to a vehicle purchased by Lessee is the date on which payment of full purchase price as computed in accordance with Article V is received by Lessor. Notwithstanding any other provision of this Agreement rental for each leased vehicle as provided in this Article VI shall continue to accrue and be payable until the date of termination.

     (C) The mileage charge shall be paid monthly on or before the last day of the month and shall be computed with respect to all miles driven in the preceding calendar month. The mileage charge for miles driven for the calender month in which this lease term expires shall be due within ten
(10) days following the last day of said lease term. Any vehicle substituted for another pursuant to Article IX and the vehicle for which it was substituted shall be considered one vehicle for the purpose of computing mileage charges. If the mileage gauge for any vehicle shall fail to function the mileage for the period of failure shall be determined by computing the mileage over the routes normally traveled.

     (D) The hourly charge shall be paid monthly on or before the last day of the month and shall be computed with respect to hours of use in the preceding calender month. This hourly charge for use in the calender month in which this lease term expires shall be due within ten (10) days following the last day of said lease term.

     (E) All rental payments shall be considered timely paid if received by Lessor on the 30th day of the month. If Lessee fails to make payments as specified above. Lessee agrees to pay interest on the amount past due at a rate of one and one half percent (1.5%) per month or the maximum legal rate allowed, whichever is lower.

     (F) The parties hereto recognize that the fixed rental charge is based, in part, upon costs for licenses, taxes and other fees as established by the responsible governments or regulatory bodies having jurisdiction over the operation of the leased vehicles. In the event that costs of such items as herein set forth to be payable by Lessor shall increase, or decrease, fixed rental rates will be adjusted to compensate therefore as hereinafter provided.

     (G) Lessor and Lessee agree that this lease rates are based on Lessor's current costs and labor conditions, and that such costs may change. Therefore, Lessee agrees that for each rise or fall of 1% In the Revised Consumer Price Index For Urban Wage Earners and Clerical Workers (1967 Base Period, published by the U.S. Bureau of Labor Statistics), above or below the best figure on the Schedule A, charges for each vehicle will be adjusted upward or downward as follows:

     1%of 50%%of the fixed charge.
     1% of 60% of the mileage charge.
          1% of 100% of the hourly charge on the refrigeration equipment.

There will be no adjustments until July 1, 1999 and will be limited to a 3% cap. Thereafter adjustments shall be done annually and will be limited to a 3% cap.

     All adjustments shall be made using the most recently available CPI. If the CPI is no longer published, the Lessor may designate a successor or substitute index. If information for 1967 as a base year is not longer published, the Lessor may select another base year for which information is readily available.

     (H) Additional vehicles will be supplied upon Lessee's request subject to availability at the location which services the Lessee. All subsequent rented vehicles of the same type as currently being leased will be supplied at the highest rate being paid by Lessee at the time for a like vehicle plus fifteen (15%) percent. All vehicles of a type not currently being leased will be supplied at the prevailing retail rental rates posted by Lessor less twenty (20%) percent. All additional vehicles shall be subject to all the terms and conditions of this lease.

     (I) In addition to any leased vehicles listed on this Schedule A and any rented vehicles which may be added to the fleet pursuant to Article VI(H), Lessor agrees that it will:

          1. keep two additional reefer straight trucks as captive subs, available for use by Lessee when leased vehicles are being serviced or repaired, at no additional fixed cost to Lessee, mileage and hourly charges apply only. When these units are used as extra units, only mileage and hourly rates equal to the highest rate being paid by Lessee at the time for a like vehicle shall apply.

          2. upon Lessee's request, rent to Lessee up to two additional reefer straight trucks and two additional tractors of a type like those already leased. These additional vehicles will be charged for actual days used. The rates for these additional vehicles will be calculated by multiplying the highest prevailing like lease unit monthly rate by 12, dividing that annualized total by 365 and then multiplying by
1.15.  The mileage and hourly rates will also be multiplied by 1.15.

          3. upon 30 days notice from Lessee, lease to Lessee up to four additional reefer straight trucks of a type like those already leased, at the same rates currently applicable under this lease for such vehicles.

     (J) Whether or not Lessee rents an additional vehicle when a unit is inoperable due to physical damage, charges on the unit shall continue until 30 days after Lessee's insurance company adjuster approves repairs, provided all parts are reasonably available to Lessor.


     Article VII
     Ownership

     (A) Except as specifically provided herein, each leased vehicle is, and shall at all times be and remain, the sole and exclusive property of Lessor, Lessee shall have no right title, or interest therein except as expressly set forth in this lease.

     (B) Without the prior written consent of Lessor, (which consent will not be unreasonably withheld) Lessee shall not:

          (1) Assign transfer, pledge or hypothecate this lease, any leased vehicle or part of equipment hereof, or any interest therein; or

          (2) Sublet or lend any leased vehicle or any part or equipment thereof, or permit the leased vehicle or any part of equipment thereof to be used by anyone other then Lessee or Lessee's employees.

          (3) Create or suffer or permit to be created any lien or security Interest of any kind upon any leased vehicle and will forthwith remove and procure the release of any such lien or security interest.

Consent to any of these prohibited acts applies only in the given instance, and is not a consent to any subsequent like act by the Lessee or any other person.

     (C) All rights of the Lessor under this lease may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, provided, however that this lease shall not be thereby impaired or affected.

     (D) Lessor shall at any reasonable time have the right to enter Into and on the premises where any leased vehicle may be located for the purpose of inspecting the same or observing its use. Lessee shall give Lessor immediate notice of any attachment of other judicial process affecting any leased vehicle and shall, whenever requested by Lessor, advise Lessor of the exact location of any leased vehicle.


     Article VIII
     Warranties

     (A)  THE LESSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS
TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY LEASED VEHICLE, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

     (B) Lessee shall inspect each leased vehicle within one week after receipt thereof. Unless Lessee within said period of time gives written notice to Lessor, specifying any defect in or other proper objection to this lease vehicle, it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledge that the equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the leased vehicle in such good condition and repair. Lessor shall ensure that all leased vehicles substantially comply with the specifications specified by Lessee. It is understood that occasionally substitute components of a like kind and quality will be substituted for those originally specified, provided that the operation of the vehicle is not affected thereby.


     Article IX
     Maintenance and Repairs

     (A) Lessor and Lessee agree to work together to minimize the effect of any maintenance or repairs on Leases's operation. Lessor agrees not to take a vehicle out of serve during normal working hours without furnishing a substitute vehicle as provided in Section (C) hereof.

     (B) Lessor shall perform all maintenance and repairs as may be required or deemed necessary by Lessor, in Lessor's complete discretion. If Lessor deems it advisable, any such maintenance or repairs may be performed at such location as described on Schedule A and by such persons as Lessor shall designate. Lessee agrees to make each leased vehicle available for purposes of performing maintenance and repairs. Lessee agrees to require each driver to make all complaints or suggestions relative to any faulty operation or other trouble with any leased vehicle in writing, or on such forms as may from time to time be supplied by Lessor, whenever such vehicle is delivered for maintenance or repair service as aforesaid. Lessor agrees to respond reasonably to any such complaints or suggestions.

     (C) Lessor agrees to fulfill maintenance and repair obligations within a reasonable time following delivery of any leased vehicle. If it is impractical In Lessor's opinion to repair any leased vehicle with reasonable promptness, Lessor shall temporarily substitute another vehicle. If it is determined that repeated mechanical problems make a vehicle uneconomical to continue to repair, then Lessor will permanently substitute another vehicle of like kind and quality. If Lessor permanently replaces a leased vehicle prior to the last year of this lease term the replacement vehicle will be redecaled and the cost will be shared equally between the parties. A vehicle shall not be construed to be out of service due to disablement during periods when normal maintenance or nominal repair is being performed. Lessor shall incur no liability to Lessee for failure to repair any disable vehicle if prevented by causes reasonably beyond the control of Lessor.

     (D) In the event that emergency service or repair is required which service or repair would be Lessor's responsibility pursuant to this lease, and if it would not be feasible for Lessor to perform such work, Lessee will arrange with the person or establishment performing such emergency service or repairs and to forward the bill directly to Lessor for reimbursement. Lessor shall be under no obligation to pay for any such work exceeding a cost limit of $100 unless its prior consent was first requested and obtained.

     (E) Lessor shall provide the following services for each leased vehicle:

          (1) Oil changes and lubrications, antifreeze, tire change, tires and tubes, and other necessary supplies used in the normal, safe and efficient operation of the vehicles;

          (2) All repairs and maintenance including parts and labor which may be needed to maintain vehicles in a safe operating condition;

          (3) Original painting at time of delivery according to Lessee's specifications.

     (F) Washing of vehicles shall be the responsibility of Lessor and shall be performed every two weeks, exterior only. Current costs to wash vehicles are indicated on side two of the Schedule A. Additional costs Incurred will be the responsibility of the Lessee.

     (G) Lessor shall reimburse Lessee's drivers for income loss due to vehicle breakdown after the first four (4) hours providing all of the following conditions are met:

          (1) The breakdown was caused by mechanical malfunction or tire failure;

          (2) The breakdown was not caused in whole or in part by driver negligence or abuse;

          (3)  Lessor is immediately notified of such breakdown;

          (4) Lessee instructs driver to go "off duty" whenever feasible and whenever possible; and

          (5) Lessee presents Lessor with a written notice with accompanying documentation concerning all of the above conditions within thirty (30) days following the date of breakdown.

     (H) Lessee is responsible for all fuel costs relating to the operation of all leased vehicles. Lessor will endeavor to provide, at its facilities, fuel available for purchase by Lessee for the leased vehicles at a price to be agreed upon by the parties. Lessee shall at all times keep the oil in the crankcase at the proper level.

     (I) Lessor shall be responsible for maintaining oil and water levels in the refrigeration units.

     (J) Lessee agrees to pay a $25 processing fee for windshield or other minor outside repairs that are handled and billed by Lessor.


     Article X
     Damage to Vehicle

     (A) ln case of accident, Lessee will be responsible for any towing, wrecker service, cargo transfer, and/or any additional charges incurred by Lessor who shall act as agent for Lessee and incur expenses only as approved by Lessee.

     (B) Any repairs of damage to a leased vehicle must be approved by Lessor, in advance.

     (C) Repairs to damaged vehicles performed by Lessor shall be done in a commercially reasonable manner as to quality and timeliness. Lessor shall use due diligence in completing all repair work so as to minimize the down time of the vehicle.

     (D) Lessee agrees to notify Lessor immediately of any accidents or collisions in which any leased vehicle has been involved, and to cooperate fully with Lessor to prevent loss through accidents, and to aid in every way possible in the defense of suits or other proceedings brought as a result of the operation of any leased vehicle.


     Article XI
     Alteration

     Without the prior written consent of the Lessor, the Lessee shall not make any alterations, additions, or improvements to any leased vehicle. All additions and improvements or whatsoever kind of nature made to a leased vehicle belong to and become the property of Lessor. Lessor agrees to grant permission for Lessee to install on-board computers in the leased vehicles with the understanding that they shall remain the property of Lessee.


     Article XII
     Insurance

     (A) Lessee, at its sole cost and expense, shall obtain and maintain the following insurance coverage with one or more insurance companies qualified to do business in the state in which the vehicle is licensed protecting the interest of Lessor and Lessee:

          (1) Bodily injury liability coverage of not less than $2,000,000.

          (2) Property damage liability coverage of not less than $500,000.

          (3) Comprehensive and collision coverage of not less than the actual cash value to each leased vehicle, subject to the deductible amount if any, set forth in Schedule A with loss payable to Lessor, and others as may be designated by Lessor.

     (B) Such insurance shall include Lessor and or any other party having interest in the equipment as additional insured and loss payee and Lessee shall furnish Lessor satisfactory evidence of such coverage by an insurance company approved by Lessor (however such approval shall not be unreasonably withheld) and authorized to transact business in the state in which the leased vehicle is registered.

     (C) In the event Lessee shall fall to obtain, maintain or pay for any insurance specified as the responsibility of Lessee, Lessor, at its option, may provide for such insurance and add the amount paid therefore to the next monthly rental payment due from Lessee.

     (D) For purposes of insurance coverage only, a leased vehicle which is in the custody or control of Lessor or one of Lessor's employees for the purposes of maintenance or repairs shall not be considered as leased from the time it is picked up until the time it is delivered to Lessee, but shall be deemed to be in the custody and control of Lessor in connection with Lessor's garage business for service and/or repair.

     (E) If at any point Lessee desires to partially self insure prior written permission of the Lessor is required. Such permission shall not be unreasonably withheld.


     Article XIII
     Cargo

     (A) Any leased vehicle, when returned to Lessor for any purpose, shall be empty, or if loaded with cargo, Lessor shall not be responsible for any such cargo, Lessor shall not be responsible for any such cargo or other personal property in or on such vehicle. It is understood that Lessee shall at all times and under all circumstances bear the risk of loss of any cargo, unless such loss or damage is solely due to the negligence of Lessor.

     (B) Lessee shall indemnify, defend and hold Lessor, its agents and employees, harmless from and against all claims based on or arising out of any loss or damage to cargo, unless such loss or damage is solely due to the negligence of Lessor.

     Article XIV
     Title, Licenses, Taxes and Inspections

     (A) Each leased vehicle shall bear license plates supplied by Lessor and the titles thereto shall be registered in the name of Lessor. The annual registration or license fees for a base state shall be paid by Lessor subject to the amounts listed on Schedule & Local registration or registration in other states shall be at the option and expense of Lessee unless included on said Schedule A.

     (B) Federal highway use tax and personal property tax for any leased vehicle will be the responsibility of Lessor subject to the amounts listed on Schedule A.

     (C) Periodic safety inspections and the expenses related thereto will be the responsibility of Lessor.

     (D) Lessor will provide whenever possible at Lessee's expense additional licensing, prorates, or other reciprocities that may be requested by Lessee. When such services are requested by Leases, a charge to be agreed upon by Lessee and Lessor shall be paid by Lessee.

     (E) All other taxes, including fuel tax and the reporting same, will be the responsibility of Leases. Lessor shall, where allowed by law and upon Lessee's request, apply for fuel tax permits and, unless otherwise specified on the appropriate Schedule A, shall rebill their cost to Lessee. Lessor, when providing such permits, shall also file fuel tax returns, provided the Lessee submits weekly to Lessor all driver trip records, original fuel receipts or invoices, and any other information necessary for the preparation of such fuel tax returns. Lessee shall reimburse Lessor for any additional charges, assessment, tax, penalty, or credit disallowed as a result of the untimely or improper submission of such information by Lessee. Leases shall reimburse Lessor for any increase in the cost of obtaining fuel tax permits. If Lessee provides the fuel, fuel tax permits must be in Lessee's name and unless otherwise identified on the Schedule 4 Lessee shall be responsible for the fuel tax permits, file the fuel tax returns, and keep and maintain any and all records required to perform such acts. In the event of any failure by Lessee to perform its duties in accordance with the paragraph, it shall agree to defend, indemnity, and hold harmless Lessor from and on account of any and all financial loss, including claims against it and expenses including penalty and interest which results from any such failure of the Lessee, and Lessee shall further be responsible to pay all such taxes.


     Article XV
     Driver Qualifications

     (A) Lessee shall furnish to Lessor a complete list of all its agents or employers authorized to receive and drive the leased vehicles and shall update said list in writing should any changes occur. Lessor is authorized to deliver any lease vehicle to any person whose name appears on said list.

     (B) Lessor has the right to approve all drivers and to disqualify and remove from the list of authorized drivers any individual who, in Lessor's opinion, is not qualified to fully and competently operate a leased vehicle. Lessor may require road tests or periodic road tests of any Lessee's drivers. Lessee agrees to furnish complete driver's records to Lessor upon demand. Lessor, as a condition of approval, may require further training or instruction of any driver.

     (C) Leases shall cause the teased vehicles to be operated in a careful and proper manner and in full compliance with all laws, ordinances, and regulations relating to the possession, use, or maintenance of motor vehicles. Lessee shall insure that each leased vehicle is operated within the load limits set forth in its Schedule A and only by safe, careful and qualified drivers in its employ having a proper license. Leases shall be responsible for all acts or omissions of its drivers. Lessee shall not cause or permit anyone to make any repairs or adjustments except substituting mounted spare tires and removing and mounting chains unless specifically authorized by Lessor.

     (D) All drivers are conclusively presumed to be the employers of Leases only. Said drivers shall be selected, employed, controlled and paid by Lessee. Lessee shall insure that its drivers comply with all reasonable regulations now or hereafter made by Lessor insofar as said regulations shall relates to the proper use, care and operation of the leased vehicles.


     Article XVI
     Indemnification

     (A) Lessee shall indemnity, defend and save harmless Lessor, its officer, agents, servants and employers, from and against all losses, claims demands, suits, decrees, judgements and awards for damages, losses, liabilities, coats and expenses of whatever nature for any and all damage or damages to property of others and injuries, including but not limited to death to any person or persons, arising out of or in any way connected with the operation of any leased vehicle, unless due to the negligence or fault of Lessor, its employers or agents.

     (B) Lessee shall indemnity Lessor for any loss or damage to any leased vehicle caused by negligence, carelessness or abuse by Lessee, its agents or drivers. Lessee further agrees to pay all costs and expenses resulting from any leased vehicle becoming mired, unless due to malfunction of the leased vehicle.

     (C) Each party hereto shall promptly notify the other of any such loss, damage, theft destruction, injury, claim demand, cost or expense of which said party has actual knowledge.

     (D) Lessor shall indemnify, defend and save harmless Lessee, its officers, agents, servants and employees, from and against all losses, claims, demands, suits, decrees, judgments and awards for damages, losses, liabilities, costs and expenses of whatever nature for any and all damage or damages to property of others and injuries, including but not limited to death to any person or persons, arising out of or in any way connected with the Lessor's failure to perform its obligations under this lease or maintain the leased vehicles in a safe operating condition.

     (E) Lessee's obligation to indemnity as provided in the Article shall not Extend to any portion of any such ions, damage, injury, claim, demand, cost or expense that is within the coverage of any insurance provided pursuant to Article XII hereof.


     Article XVII
     Return of Leased Vehicles

     (A) Upon termination of this lease, in whole or as to any leased vehicle, Lessee shall, on the effective date of any termination, return to Lessor such vehicle or vehicles in as good condition and running order as they were received by Lessee, ordinary wear and tear only excepted.

     (B) If Lessee fails or refuses to return said vehicle to Lessor, Lessor shall have the right to take possession of said vehicles and to remove said vehicles, For that purpose Lessor shall be permitted to enter any premises where any of said vehicles shall be, without being liable to any suit, action, defense, or other proceedings by Lessee.

     (C) The return or repossession of vehicles pursuant the this Article shall not affect in any way the rights and obligations of the parties hereto eat forth in Article XIII hereof.


     Article XVIII
     Remedies on Default

     (A) Except as eat forth in Article XI, the parties agree that the liability of either party for any breach or default of this Agreement shall be limited to the enforcement of the obligations assumed by this Agreement and enforcement of this provisions. It is specifically agreed that neither party shall be liable for consequential damages of any kind whatsoever.

     (B) Time is of the essence of this Agreement in the event Lessee fails to make any payment required by the terms of the Agreement at the time the same falls due and prior to delinquency thereof, including the rental payments to Lessor provided for herein, taxes, fees, and insurance premiums, or if Lessee is in default of any other obligation under this Agreement and it such default or nonpayment continues seven (7) days following notice by Lessor of such default or nonpayment Lessor, at its option, may (1) consider and treat such default or nonpayment as an immediate termination of this Agreement by Lessee, in which event the rights and obligations provided in this Agreement with respect to termination shall apply, or (2) accelerate and confess judgment for all remaining lease payments as wall as all other payments due hereunder but not yet paid, provided, however, that in the event Lessee elects such acceleration credit will be Given for resale by Lessor of any defaulted vehicles or payments received by Lessor for the release of such vehicles to another customer, it any.

     (C) Failure by Lessor to perform any term or condition of this Agreement shall not be deemed as a default when such failure is due to causes reasonably beyond the control of Lessor.


     Article XIX
     Miscellaneous

     (A) Notices. Any notice or demand on either party hereunder may be mailed or personally delivered to such party at the address first above given or such subsequent address as may hereafter be furnished in writing to the other party. Notice or demand so Given shall be sufficient for any purpose under the Agreement.

     (B) Waiver. Failure of either party in any one or more instances to insist on the performance of any of the terms of this Agreement, or to exercise any right or privileges conferred herein, or the waiver of any breach of any terms of this Agreement shall not thereafter be construed as a waiver of such terms, which shall continue in force as it no such waiver had occurred.

     (C) Amendment. No amendment to or modification of this Agreement shall be valid unless in writing and sighed by both parties.

     (D) Captions. Captions and headings are strictly for the purpose of convenience and general reference only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

     (E) Entire Agreement. This document and all Schedule or Schedules herewith or hereafter executed by the parties hereto and made apart hereof by reference to this Agreement constitutes the entre Agreement between the parties and supersedes any prior written or oral agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     (F) Binding Effect. This Agreement shall be binding upon, and insure to the benefit of, the parties hereto and their res-We successors and assignees where permitted by this lease.

     (G) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

     (H) Legal Construction. If any one or more of the provisions contained in this lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions thereof and this lease shall be contrued as if such invalid, illegal, or unenforceable provision held never been contained herein.

     (I) Time. Time is of the essence of the Agreement in each and all of its provision.

     (J) Nonwaiver. No covenant or condition of this lease may be waived except by the written consent of the Lessor. Forbearance or indulgence by the Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the Lessee to which the same may apply, and, until complete performance by the Lessee of any covenant or condition, the Lessor shall be "wed to revoke any remedy available to the Lessor under this lease or by law or in equity despite said forbearance or indulgence.

     (K) General. This Agreement will not be binding on Lessor until executed by a person duly authorized and will then constitute the entire agreement and understanding between the parties concerning the Vehicles, notwithstanding any previous writing or oral undertakings, and its terms will not be altered by any oral agreement or informal writing, nor by failure to insist upon performance, or failure to exercise any rights or privileges, but alterations, additions, or changes in the Agreement will only be accomplished by written endorsements, amendments, or additional Schedules A to the agreement executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by a duly authorized officer, and have caused to be affixed hereto their common or corporate seals, attested by their secretaries or assistant secretaries, the day and year first above written.



LESSOR:  KEEN LEASING, INC.        LESSEE:  DOUGHTIE'S FOOD, INC.



By:  JEFF KEEN                       By: STEVEN C. HOUFEK
      (Signature)                           (Signature)


Title: President                     Title: President

Date: 1/26/96                        Date: 1/26/96

Attest: PAUL STHOLE               Attest: PAUL STHOLE
        (Signature)                          (Signature)

Schedule A of Leasing Agreement
-------------------------------

  (Schedule has been omitted)



Exhibit to Lease
----------------


                  KEEN TRUCK RENTAL & LEASING

P.O. BOX 710
1951 HARRISBURG PIKE                      717) 243-6885
CARLISLE, PA  17013             FAX (717) 243-9493



January 10, 1996


Mr. Greg Ratliff, Project Manager
Doughtie's Foods, Inc.
2410 Wesley Street
P. O. Box 7229
Portsmouth, Virginia  23707

Dear Greg:

     This will serve as a letter of understanding concerning issues related to Doughtie's Foods, Inc., replacing its current fleet of Keen lease vehicles with new equipment, also to be leased from Keen Leasing, Inc.

1.   GARAGE LEASE:

     a) The current Garage Lease dated June 19, 1989 shall remain in effect with the term to be extended so it is the same as the new Lease Agreement No. 010396.

     b) Keen agrees that upon sixty (60) days notice from Doughtie's, Keen will vacate the premises described by the Garage Lease.

2.   RELEASE FROM LEASE AGREEMENT NO.22489:

     a) Keen agrees to release Doughtie's from Lease Agreement No. 22489 and make the new Lease Agreement No. 010396 effective upon the inservice of the new equipment.

     b) It is understood that Doughtie's will replace its existing lease vehicles with new Keen lease vehicles prior to the existing vehicles and of terms. As of the inservice of the new vehicles, Doughtie's will be released from its original term commitment on the existing lease vehicles.

3.   FORGIVENESS OF DAMAGE REPAIRS:

     a) As an incentive to replace the existing Keen lease fleet with new Keen lease vehicles, and contingent upon that action, Keen agrees to forgive the repair of damage to existing equipment described on the repair estimate dated December 17, 1995.

     b) It is understood that Doughtie's will be responsible for repairing damage done alter the December 17, 1995 vehicle inspection.

4.   RE-DECALING OF (2) captive SUB TRUCKS:

     a) Keen agrees to replace, at their expense, the two units that will be kept as captive subs using the new graphics to be designed by Doughtie's.


We hope this letter of understanding will clarify your concerns and allow you to proceed with the new lease agreement.



Sincerely,

KEEN LEASING, INC.

BRIAN DONMOYER
  (Signature)

Director of Sales & Marketing

BD/db


AGREED TO:  KEEN LEASING, INC.

     By: JEFF KEEN
          (Signature)

     Title: President


AGREED TO:  DOUGHTIE'S FOODS, INC.

     By: STEVEN C. HOUFEK
          (Signature)

     Title: President